UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 19, 2020

HG Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	No. 0-14938	54-1272589
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2115 E. 7th Street, Suite 101 Charlotte, North Carolina		28204
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (252) 355-4610

Not Applicable (Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company. ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.     Other Events.

HG Holdings, Inc. (the “Company”) has raised $12,675,000, the maximum gross proceeds possible, through its rights offering which concluded on June 19, 2020. Pursuant to the rights offering, the Company distributed non-transferable rights to purchase 19,500,000 shares of its common stock at a purchase price of $0.65 per share to stockholders of record as of May 18, 2020. As a result of the rights offering, the Company will issue 19,500,000 new shares of common stock.

Stockholders exercised basic subscription rights for 11,484,031 shares and the over-subscription privilege for 11,089,570 shares, including those exercised through notice of guaranteed delivery. Since the exercises of the over-subscription privilege exceeded the number of unsubscribed shares, the Company is in the process of pro rating the available shares among stockholders properly exercising the over-subscription privilege.  Any excess subscription payments will be returned by the subscription agent as promptly as practicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

HG HOLDINGS, INC.

Date: June 22, 2020	By:	/s/ Bradley G. Garner
Bradley G. Garner
Principal Financial and Accounting Officer